                      DEAN WITTER FEDERAL SECURITIES TRUST

                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                                    10/31/96


                              6
YIELD = 2 { [ ((a-b) /cd)  +1]  -1}



WHERE: a = Dividends and interest earned during the period b = Expenses accrued for the period c = The average daily number of shares outstanding during the period that were entitled to receive dividends
          d = The maximum offering price per share on the last day of the period


                                                                          6
YIELD = 2 { [ ((4,403,537.00 - 891,588.44) /77,856,233.178 X 9.25) +1] -1}

                                                  =    5.92%

FINAL DATE:    31-Oct-96

               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                            FEDERAL SECURITIES TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

               _                               _
               |        ______________________  |
FORMULA:       |       |                        |
               |  /\ n |         ERV            |
          T  = |    \  |    -------------       |  - 1
               |     \ |          P             |
               |      \|                        |
               |_                              _|

          T = AVERAGE ANNUAL TOTAL RETURN
          n = NUMBER OF YEARS
         ERV = ENDING REDEEMABLE VALUE
          P = INITIAL INVESTMENT

                                                   (A)
 $1,000             ERV AS OF      NUMBER OF      AVERAGE ANNUAL
INVESTED - P        31-Oct-96      YEARS - n      TOTAL RETURN - T
------------        ---------      ---------      ----------------

   31-Oct-95          $989.20              1              (1.08%)

   31-Oct-91        $1,342.10           5.00                6.06%

   31-Mar-87        $1,966.10           9.59                7.31%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                _                              _
               |        ___________________     |
FORMULA:       |       |                        |
               |  /\ n |         EV             |
           t = |    \  |    -------------       |  - 1
               |     \ |         P              |
               |      \|                        |
               |_                              _|



                   EV
          TR = ----------    - 1
                   P


     t  = AVERAGE ANNUAL TOTAL RETURN
          (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
     EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
     P  = INITIAL INVESTMENT
     TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

                                   (C)                           (B)
 $1,000          EV AS OF          TOTAL          NUMBER OF      AVERAGE ANNUAL
INVESTED - P     31-Oct-96         RETURN - TR    YEARS - n     TOTAL RETURN - T
------------     ---------         -----------    ---------     ----------------

   31-Oct-95     $1,037.90             3.79%           1.00           3.79%

   31-Oct-91     $1,361.70            36.17%           5.00           6.37%

   31-Mar-87     $1,966.10            96.61%           9.59           7.31%


(D)  GROWTH OF $10,000
(E)  GROWTH OF $50,000
(F)  GROWTH OF $100,000

FORMULA:  G= (TR+1)*P
          G= GROWTH OF INITIAL INVESTMENT
          P= INITIAL INVESTMENT
          TR= TOTAL RETURN SINCE INCEPTION


               TOTAL         (D)   GROWTH OF        (E) GROWTH OF           (F) GROWTH OF
INVESTED - P   RETURN - TR   $10,000 INVESTMENT -G  $50,000 INVESTMENT - G  $100,000 INVESTMENT - G
------------   -----------   ---------------------  ----------------------  -----------------------
31-Mar-87            96.61          $19,661                 $98,305                 $196,610
